Exhibit 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of FleetCor Technologies, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), Eric R. Dey, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric R. Dey
Eric R. Dey
Chief Financial Officer

November 14, 2011

[A signed original of this written statement required by Section 906 has been provided to FleetCor Technologies, Inc. and will be retained by FleetCor Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]